Exhibit 99.1
Masimo Reports Second Quarter 2019 Financial Results
Q2 2019 Highlights

■	Total revenue, including royalty and other revenue, was $229.7 million;
■	Product revenue increased 13.6% to $229.5 million, or 14.8% on a constant currency basis;
■	GAAP net income per diluted share was $0.79; and
■	Non-GAAP net income per diluted share increased 24.6% to $0.76.
Irvine, California, July 31, 2019 - Masimo (NASDAQ: MASI) today announced its financial results for the second quarter ended June 29, 2019.
Second Quarter 2019 Results:
Total revenue, including royalty and other revenue, was $229.7 million. Product revenue increased 13.6% to $229.5 million, or 14.8% on a constant currency basis. Shipments of noninvasive technology boards and monitors increased approximately 2.9% to 60,400 in the second quarter of 2019, compared to 58,700 in the second quarter of 2018.
GAAP operating margin was 22.6%. Non-GAAP operating margin increased 200 basis points to 23.1%, compared to 21.1% in the prior year period.
For the second quarter of 2019, GAAP net income was $44.9 million or $0.79 per diluted share. Non-GAAP net income was $43.1 million or $0.76 per diluted share, a 24.6% increase compared to $0.61 per diluted share in the prior year period.
The Company repurchased approximately 208,000 shares of Masimo common stock for a total cost of approximately $27.9 million during the second quarter of 2019. Total cash and short-term investments was $588.8 million as of June 29, 2019.
As a result of the strong performance in the second quarter, Masimo is again raising its guidance for fiscal year 2019. The Company now expects product revenue of $925.0 million, which reflects reported growth of 11.5% and constant currency growth of 12.2%. Masimo is also raising its GAAP EPS guidance to $3.30 and its non-GAAP EPS guidance to $3.15.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said, “The first half of 2019 has been strong with second quarter constant currency product revenue growth of 14.8% and non-GAAP earnings per share growth of 25%. We are happy to report second quarter results that once again exceeded expectations. Our breakthrough technologies and solutions improve patient outcomes and reduce cost of care. In the first half of the year we introduced six important products, including Radius™ PPG, our Halo ION™, and a neonatal version of our O3® Cerebral Oximetry monitor, all of which should help fuel our momentum. With these new products added to our existing portfolio and ever increasing global footprint, we are delighted to be in a position to raise our revenue and earnings guidance for 2019.”

2019 Financial Guidance
The Company provided the following updated estimates for its full year 2019 guidance:

	2019 Updated Guidance(1)		Prior 2019 Guidance(1)
(in millions, except percentages and earnings per share)	GAAP	Non-GAAP	GAAP	Non-GAAP
Total revenue	$926.3	$925.0	$919.1	$918.0
Product revenue	$925.0	$925.0	$918.0	$918.0
Percentage growth - as reported	11.5%	11.5%	10.6%	10.6%
Percentage growth - constant currency	N/A	12.2%	N/A	11.4%
Royalty and other revenue	$1.3	$—	$1.1	$—
Gross margin	66.8%	66.8%	66.8%	66.8%
Operating margin	23.9%	24.0%	23.9%	24.0%
Diluted earnings per share	$3.30	$3.15	$3.25	$3.12
EBITDA	26.4%	30.5%	26.4%	30.5%
Estimated tax rate	19.5%	23.4%	19.9%	23.2%
______________

(1)	Updated guidance provided July 31, 2019. Prior guidance provided May 6, 2019.

•	Total revenue, including royalty and other revenue, increasing to $926.3 million;

•	Product revenue increasing 11.5% to $925.0 million, or 12.2% on a constant currency basis;

•	GAAP diluted earnings per share increasing to $3.30;

•	Non-GAAP diluted earnings per share increasing 18.9% to $3.15; and

•	Included in our full year revenue guidance is approximately $6.0 million of year-over-year currency headwinds.
Impact of Adoption of New Lease Accounting Standard
Effective December 30, 2018, we adopted Accounting Standards Codification (ASC) Topic 842, Leases (ASC 842). Our adoption of ASC 842 generally resulted in (a) the recognition of lessee right-of-use (ROU) assets for the right to use assets subject to operating leases; (b) the recognition of lessee lease liabilities for our obligation to make payments under operating leases; and (c) the acceleration of when we recognize certain revenue and costs as a lessor of equipment provided to end-user hospitals at no up-front charge under deferred equipment agreements with fixed multi-year sensor purchase commitments. For additional information with respect to the impact of the adoption of this new accounting standard, please reference Note 2 to our condensed consolidated financial statements that will be included in Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended June 29, 2019, once filed with the Securities and Exchange Commission (SEC) and Exhibit 99.3 that was included in our Current Report on Form 8-K that was filed with the SEC today.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) constant currency product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP diluted earnings per share, (iv) non-GAAP gross profit/margin, (v) non-GAAP operating income/margin, (vi) adjusted EBITDA. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP gross profit/margin, non-GAAP operating income/margin, non-GAAP net income, non-GAAP diluted earnings per share and adjusted EBITDA are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency adjustments.
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Royalty and other revenue, net of related costs.
We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Acquisition/strategic investment related costs, including depreciation and amortization.
In the event the Company acquires, invests in or divests certain business operations, there may be non-recurring gains, losses or expenses that will be recognized related to the assets and/or liabilities sold or acquired that are not representative of normal on-going cash flows. Furthermore, there may be depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition/strategic investment that does not reflect the normal on-going costs of operating our core business. We believe that exclusion of these gains, losses or costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements.
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds. We believe that exclusion of these gains and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or infrequent in nature.
Realized and unrealized gains or losses from foreign currency transactions.
We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.

Excess tax benefits from stock-based compensation.
Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.
Tax impacts that may not be representative of the ongoing results of our core operations.
From time-to-time, we may experience significant non-recurring tax events, such as changes in tax laws and regulations or the derecognition of uncertain tax positions related to non-recurring transactions due to the expiration of the statutes of limitations. We believe that exclusion of such tax charges or benefits is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these tax items are unrelated to our core business and generally unique and non-recurring in nature.
Adjusted EBITDA.
The Company defines adjusted EBITDA as earnings before non-operating income/expense, taxes, depreciation and amortization, as adjusted for the applicable non-GAAP adjustments described above and further excluding non-cash stock based compensation expense. We believe these adjustments to EBITDA provide investors and management with a more consistent measurement of business performance and aid in comparability from period to period.
Second Quarter 2019 Actuals versus Second Quarter 2018 Actuals

RECONCILIATION OF GAAP TO NON-GAAP CONSTANT CURRENCY PRODUCT REVENUE:
	Three Months Ended
(in thousands, except percentages)	June 29, 2019	June 30, 2018
GAAP product revenue	$229,510	$202,004
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	2,351	N/A
Total non-GAAP constant currency adjustments	2,351	N/A
Non-GAAP constant currency product revenue	$231,861	$202,004
Product revenue growth %:
GAAP	13.6%
Non-GAAP constant currency	14.8%

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):
	Three Months Ended
	June 29, 2019		June 30, 2018
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$44,888	$0.79	$43,853	$0.79
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(111)	—	(9,415)	(0.17)
Acquisition/strategic investment related costs	1,136	0.02	361	0.01
Non-operating other (income) expense	(7)	—	566	0.01
Tax impact of pre-tax non-GAAP adjustments above	(179)	—	2,344	0.04
Excess tax benefits from stock-based compensation	(2,608)	(0.05)	(3,947)	(0.07)
Total non-GAAP adjustments	(1,768)	(0.03)	(10,091)	(0.18)
Non-GAAP net income	$43,120	$0.76	$33,763	$0.61
Weighted average shares outstanding - diluted		57,066		55,742
__________________

(1)	May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN(1):
	Three Months Ended
	June 29, 2019	June 30, 2018
(in thousands, except percentages)	$	$
GAAP operating income/margin	$52,004	$51,612
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(111)	(9,415)
Acquisition/strategic investment related costs	1,136	361
Total non-GAAP adjustments	1,025	(9,054)
Non-GAAP operating income/margin	$53,030	$42,559
GAAP operating income/margin %	22.6%	24.4%
Non-GAAP operating income/margin %	23.1%	21.1%
__________________

(1)	May not foot due to rounding.

Full Year 2019 Guidance versus Full Year 2018 Actuals

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH %:
(in thousands, except percentages)	Full Year 2019 Updated Guidance(1)	Full Year 2018 Actuals
GAAP product revenue	$925,000	$829,874
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	6,000	N/A
Total non-GAAP constant currency adjustments	6,000	N/A
Non-GAAP constant currency product revenue	$931,000	$829,874
Product revenue growth %:
GAAP	11.5%
Non-GAAP constant currency	12.2%
__________________

(1)	Updated guidance provided July 31, 2019. Prior guidance provided May 6, 2019.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):

	Full Year 2019 Updated Guidance(2)		Full Year 2018 Actuals
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$188,804	$3.30	$193,543	$3.45
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(1,159)	(0.02)	(27,704)	(0.49)
Acquisition/strategic investment related costs	2,209	0.04	1,442	0.03
Litigation damages, awards and settlements	—	—	425	0.01
Non-operating other (income) expense	(541)	(0.01)	2,027	0.04
Tax impact of pre-tax non-GAAP adjustments above	63	—	5,532	0.10
Excess tax benefits from stock-based compensation	(9,290)	(0.16)	(22,036)	(0.39)
Expiration of certain statutes of limitations related to unique and non-recurring tax positions	—	—	(4,169)	(0.07)
2017 U.S. Tax Reform	—	—	(675)	(0.01)
Total non-GAAP adjustments	(8,718)	(0.15)	(45,157)	(0.81)
Non-GAAP product net income	$180,087	$3.15	$148,385	$2.65
Weighted average shares outstanding - diluted		57,219		56,039
__________________

(1)	May not foot due to rounding.

(2)	Updated guidance provided July 31, 2019. Prior guidance provided May 6, 2019.

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING MARGIN(1):

	Full Year 2019 Updated Guidance(2)	Full Year 2018 Actuals
(in thousands, except percentages)	$	$
GAAP gross margin	$618,601	$574,892
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(1,159)	(27,704)
Acquisition/strategic investment related costs	458	458
Total non-GAAP adjustments	(701)	(27,246)
Non-GAAP gross margin	$617,900	$547,645
GAAP gross margin %	66.8%	67.0%
Non-GAAP gross margin %	66.8%	66.0%

GAAP operating income/margin	$220,950	$208,044
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	(1,159)	(27,704)
Acquisition/strategic investment related costs	2,209	1,442
Litigation damages, awards and settlements	—	425
Total non-GAAP adjustments	1,050	(25,837)
Non-GAAP operating income/margin	$222,000	$182,206
GAAP operating income/margin %	23.9%	24.2%
Non-GAAP operating income/margin %	24.0%	22.0%
__________________

(1)	May not foot due to rounding.

(2)	Updated guidance provided July 31, 2019. Prior guidance provided May 6, 2019.

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA(1):

	Full Year 2019 Updated Guidance(2)		Full Year 2018 Actuals
(in thousands, except percentages)	$	% of Revenue	$	% of Revenue
GAAP net income	$188,804	20.4%	$193,543	22.5%
Other (income)/expense(3)	(13,641)	(1.5)	(5,732)	(0.7)
Provision for income taxes	45,787	4.9	20,233	2.4
Depreciation and amortization	23,363	2.5	21,127	2.5
EBITDA	244,313	26.4	229,171	26.7
Add: Non-cash stock-based compensation expense	38,079	4.1	27,417	3.2
Add: Litigation damages, awards and settlements	—	—	425	—
Adjusted EBITDA	$282,392	30.5%	$257,013	29.9%
__________________

(1)	May not foot due to rounding.

(2)	Updated guidance provided July 31, 2019. Prior guidance provided May 6, 2019.

(3)	Other (income)/expense consists primarily of interest (income)/expense and net foreign currency (gains)/losses.

Conference Call
Masimo will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results. A live webcast of the call will be available online from the investor relations page of the Company’s website at www.masimo.com. The dial-in numbers are (888) 520-7182 for domestic callers and +1 (706) 758-3929 for international callers. The reservation code for both dial-in numbers is 3195569. After the live webcast, the call will be available on Masimo’s website through August 7, 2019. In addition, a telephonic replay of the call will be available through August 30, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and +1 (404) 537-3406 for international callers. Please use reservation code 3195569.
About Masimo
Masimo (NASDAQ: MASI) is a global leader in innovative noninvasive monitoring technologies. Our mission is to improve patient outcomes and reduce the cost of care. In 1995, the Company debuted Masimo SET® Measure-through Motion and Low Perfusion® pulse oximetry, which has been shown in multiple studies to significantly reduce false alarms and accurately monitor for true alarms. Masimo SET® is estimated to be used on more than 100 million patients in leading hospitals and other healthcare settings around the world. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®) and more recently, Oxygen Reserve Index (ORi™), in addition to SpO2, pulse rate and perfusion index (PI). In 2014, Masimo introduced Root™, an intuitive patient monitoring and connectivity platform with the Masimo Open Connect® (MOC-9®) interface. Masimo is also taking an active leadership role in mobile health applications (mHealth) with products such as the Radius-7® wearable patient monitor and the MightySat™ fingertip pulse oximeter. Additional information about Masimo and its products may be found at www.masimo.com.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year GAAP and non-GAAP 2019 total revenue, product revenue, royalty and other revenues, gross margin, operating margin, diluted earnings per share, EBITDA, estimated tax rate and our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
# # #

Investor Contact: Eli Kammerman	Media Contact: Irene Paigah
(949) 297-7077	(858) 859-7001
ekammerman@masimo.com	irenep@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	June 29, 2019	December 29, 2018
ASSETS
Current assets
Cash and cash equivalents	$408,784	$552,490
Short-term investments	180,000	—
Accounts receivable, net of allowance for doubtful accounts	120,580	109,629
Inventories	98,785	94,732
Other current assets	55,894	29,227
Total current assets	864,043	786,078
Lease receivable, noncurrent	44,284	—
Deferred costs and other contract assets	13,998	126,105
Property and equipment, net	202,810	165,972
Intangible assets, net	27,633	27,924
Goodwill	22,384	23,297
Deferred tax assets	30,475	21,210
Other non-current assets	24,219	4,232
Total assets	$1,229,846	$1,154,818
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$36,472	$40,388
Accrued compensation	42,439	49,486
Deferred revenue and other contract-related liabilities, current	25,874	33,106
Other current liabilities	31,289	24,627
Total current liabilities	136,074	147,607
Other non-current liabilities	53,898	38,146
Total liabilities	189,972	185,753
Commitments and contingencies
Stockholders’ equity
Common stock	53	53
Treasury stock	(516,880)	(489,026)
Additional paid-in capital	564,697	533,164
Accumulated other comprehensive loss	(6,484)	(6,199)
Retained earnings	998,488	931,073
Total stockholders’ equity	1,039,874	969,065
Total liabilities and stockholders’ equity	$1,229,846	$1,154,818

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Revenue:
Product	$229,510	$202,004	$460,058	$406,393
Royalty and other revenue	142	9,617	1,258	18,181
Total revenue	229,652	211,621	461,316	424,574
Cost of goods sold	75,313	69,474	155,335	138,766
Gross profit	154,339	142,147	305,981	285,808
Operating expenses:
Selling, general and administrative	78,160	70,450	152,364	140,667
Research and development	24,175	20,085	45,590	39,644
Total operating expenses	102,335	90,535	197,954	180,311
Operating income	52,004	51,612	108,027	105,497
Non-operating income	3,529	1,405	7,415	3,052
Income before provision for income taxes	55,533	53,017	115,442	108,549
Provision for income taxes	10,645	9,164	21,232	19,066
Net income	$44,888	$43,853	$94,210	$89,483

Net income per share:
Basic	$0.84	$0.84	$1.77	$1.72
Diluted	$0.79	$0.79	$1.65	$1.60

Weighted-average shares used in per share calculations:
Basic	53,356	51,999	53,283	52,047
Diluted	57,066	55,742	56,940	55,842
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Cost of goods sold	$132	$73	$229	$151
Selling, general and administrative	8,888	5,293	14,613	9,329
Research and development	2,453	1,354	3,948	2,572
Total	$11,473	$6,720	$18,790	$12,052

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Six Months Ended
	June 29, 2019	June 30, 2018
Cash flows from operating activities:
Net income	$94,210	$89,483
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,641	10,794
Stock-based compensation	18,790	12,049
Loss on disposal of property, equipment and intangibles	93	632
Provision from doubtful accounts	622	(356)
Provision (benefit) from deferred income taxes	21	(274)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(11,705)	20,209
(Increase) decrease in inventories	(4,159)	1,075
Increase in other current assets	(7,147)	(1,694)
Increase in lease receivable, net	(6,238)	—
Decrease (increase) in deferred costs and other contract assets	8,723	(7,809)
(Increase) decrease in other non-current assets	(177)	430
(Decrease) increase in accounts payable	(2,841)	1,820
Decrease in accrued compensation	(6,997)	(2,771)
(Decrease) increase in accrued liabilities	(2,966)	1,776
Increase (decrease) in income tax payable	2,109	(895)
Increase in deferred revenue and other contract-related liabilities	5,566	3,397
Increase in other non-current liabilities	1,234	33
Net cash provided by operating activities	100,779	127,899
Cash flows from investing activities:
Purchases of short-term investments	(180,000)	—
Purchases of property and equipment, net	(47,323)	(9,430)
Increase in intangible assets	(2,019)	(3,643)
Net cash used in investing activities	(229,342)	(13,073)
Cash flows from financing activities:
Proceeds from issuance of common stock	12,870	19,778
Payroll tax withholdings on behalf of employees for vested equity awards	(123)	(168)
Repurchases of common stock	(27,854)	(18,478)
Net cash (used in) provided by financing activities	(15,107)	1,132
Effect of foreign currency exchange rates on cash	(32)	(1,647)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(143,702)	114,311
Cash, cash equivalents and restricted cash at beginning of period	552,641	315,483
Cash, cash equivalents and restricted cash at end of period	$408,939	$429,794